UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2020

Orbsat Corp

(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Orbital Tracking Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
NA	NA	NA

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On September 11, 2020, the Company’s Board approved and authorized the continued employment of David Phipps and Theresa Carlise, as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, for a 30-day period, commencing as of September 14, 2020 and terminating on October 13, 2020, which employment term may be extended as agreed by the Company and the respective executive officers on substantially the same compensation and other material terms during the period of the continued employment as those set forth in their previous employment agreements. As previously disclosed, in March 2020, the Company and above-referenced executive officers executed waivers of the provisions in their respective employment agreement requiring prior written notice of non-renewal to the other party. As a result, their respective employment terms with the Company were not automatically extended as set forth in such employment agreements and terminated as of June 13, 2020. As previously disclosed on June 13, 2020, the Company renewed their respective agreements for 30 days, commencing on June 14 through July 13, 2020. As previously disclosed on July 13, 2020, the Company renewed their respective agreements for another 30 days, commencing on July 14 through August 13, 2020. As previously disclosed on August 14, 2020, the Company renewed their respective agreements for another 30 days, commencing on August 14 through September 13, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

NA.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: September 14, 2020